Bank of South Carolina Corporation 10-K

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-255203 and the Registration Statement No. 333-237676 on Form S-8 of Bank of South Carolina Corporation of our report dated March 2, 2023, relating to the consolidated financial statements of Bank of South Carolina Corporation and subsidiary, which appear in this Annual Report on Form 10-K of Bank of South Carolina Corporation for the year ended December 31, 2022.

/s/ Elliott Davis, LLC

Charleston, South Carolina

March 2, 2023